Exhibit 99.1

STRATEGIC EDUCATION, INC. REPORTS SECOND QUARTER 2026 RESULTS

Education Technology Services revenue up 15% YOY and operating income up 30% YOY

Sophia Learning subscribers up 32% YOY and revenue up 27% YOY

U.S. Higher Education's healthcare portfolio total enrollment increased 11% YOY

HERNDON, Va., July 29, 2026 ― Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended June 30, 2026.

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended June 30
•Revenue increased 4.9% to $337.3 million compared to $321.5 million for the same period in 2025, driven by strength within the Education Technology Services segment, an increase in U.S. Higher Education segment revenue per student, and favorable foreign currency impacts. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 2.7% to $330.2 million in the second quarter of 2026 compared to $321.5 million for the same period in 2025. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.
•Income from operations was $50.5 million or 15.0% of revenue, compared to $45.8 million or 14.2% of revenue for the same period in 2025. Adjusted income from operations on a constant currency basis, which is a non-GAAP financial measure, was $52.7 million compared to $48.5 million for the same period in 2025. The adjusted operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 16.0% compared to 15.1% for the same period in 2025. During the second quarter of 2026, Strategic Education recorded a $13.9 million reserve ($12.7 million on a constant currency basis) associated with the Australian Fair Work Ombudsman compliance matter initially disclosed in the Company's 10-Q dated April 23, 2026.
•Net income was $37.2 million compared to $32.3 million for the same period in 2025. Adjusted net income on a constant currency basis, which is a non-GAAP financial measure, was $38.2 million compared to $35.8 million for the same period in 2025.
•Adjusted EBITDA, which is a non-GAAP financial measure, was $71.7 million compared to $68.3 million for the same period in 2025.
•Diluted earnings per share was $1.71 compared to $1.37 for the same period in 2025. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, increased to $1.76 from $1.52 for the same period in 2025. Diluted weighted average shares outstanding decreased to 21,736,000 from 23,516,000 for the same period in 2025. During the three months ended June 30, 2026, the Company repurchased 420,624 shares of common stock for $32.8 million, and during the six months ended June 30, 2026, the Company repurchased 913,729 shares of common stock for $72.7 million.
Education Technology Services Segment Highlights
•For the second quarter, average total subscribers at Sophia Learning increased approximately 32% from the same period in 2025, and Sophia Learning revenue increased 26.7% to $20.7 million compared to $16.4 million for the same period in 2025.
•As of June 30, 2026, Workforce Edge had a total of 81 corporate agreements, collectively employing approximately 4,020,000 employees.

•ETS revenue increased 15.4% to $42.4 million in the second quarter of 2026 compared to $36.7 million for the same period in 2025, driven by growth in Sophia Learning subscriptions, higher employer affiliated enrollment, and growth in Workforce Edge employer partnerships.
•ETS income from operations was $19.6 million in the second quarter of 2026 compared to $15.0 million for the same period in 2025. The operating income margin was 46.2% compared to 41.0% for the same period in 2025.

U.S. Higher Education Segment Highlights
•For the second quarter, student enrollment within USHE decreased 0.5% to 85,894 compared to 86,339 for the same period in 2025. Our ongoing focus on employers is generating consistent growth in employer affiliated enrollment, but in the second quarter was again offset by a decline in unaffiliated enrollment. Employer affiliated enrollment in the second quarter hit a new all-time high of 34.7% of USHE enrollment, up from 31.8% during the same period in 2025.
•USHE’s healthcare portfolio generated strong total enrollment growth during the second quarter, increasing 11% from the same period in 2025 and now comprises 52% of USHE total enrollment compared to 47% for the same period in 2025. Of USHE’s total healthcare enrollment, approximately 38% is from employer partners. During the second quarter, Capella University launched a Bachelor of Science in Nursing (Prelicensure) program for enrollment in July 2026.
•For the second quarter, FlexPath enrollment was 25% of USHE enrollment compared to 23% for the same period in 2025. Healthcare programs comprise 73% of FlexPath enrollment.
•Revenue increased 2.3% to $220.5 million in the second quarter of 2026 compared to $215.6 million for the same period in 2025, driven by higher second quarter revenue per student.
•Income from operations was $32.4 million in the second quarter of 2026 compared to $20.8 million for the same period in 2025. The operating income margin was 14.7% compared to 9.6% for the same period in 2025.
Australia/New Zealand Segment Highlights
•For the second quarter, student enrollment within ANZ decreased 5.2% to 17,555 compared to 18,524 for the same period in 2025. Lower international enrollment, resulting from regulatory changes in Australia, was partially offset by growing domestic enrollment.
•Revenue increased 7.6% to $74.4 million in the second quarter of 2026 compared to $69.1 million for the same period in 2025, driven by favorable foreign currency impacts and higher revenue per student, offset by lower enrollment. Revenue on a constant currency basis, which is a non-GAAP financial measure, decreased 2.6% to $67.4 million in the second quarter of 2026 compared to $69.1 million for the same period in 2025, driven by lower second quarter student enrollment.
•Income from operations was $1.0 million in the second quarter of 2026 compared to $12.8 million for the same period in 2025. The operating income margin was 1.3% compared to 18.4% for the same period in 2025. Income from operations on a constant currency basis, which is a non-GAAP financial measure, was $0.8 million in the second quarter of 2026 compared to $12.8 million for the same period in 2025. The operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 1.2% compared to 18.4% for the same period in 2025. During the second quarter of 2026, Strategic Education recorded a $13.9 million reserve ($12.7 million on a constant currency basis) associated with the Australian Fair Work Ombudsman compliance matter initially disclosed in the Company's 10-Q dated April 23, 2026.
BALANCE SHEET AND CASH FLOW

At June 30, 2026, Strategic Education had cash, cash equivalents, and marketable securities of $133.8 million and no debt outstanding under its revolving credit facility. For the first six months of 2026, cash provided by operations was $116.6 million compared to $98.9 million for the same period in 2025. Capital expenditures for the first six months of 2026 were $24.2 million compared to $21.2 million for the same period in 2025. Capital expenditures including cloud computing investments, which flow through operating cash flow within other assets, for the first six months of 2026 were $28.6 million compared to $29.7 million for the same period in 2025. Free cash flow for the first six months of 2026, which is a non-GAAP financial measure, was $92.4 million compared to $77.7 million for the same period in 2025.
For the second quarter of 2026, consolidated bad debt expense as a percentage of revenue was 3.3% compared to 4.0% of revenue for the same period in 2025.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on September 14, 2026 to shareholders of record as of September 4, 2026.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its second quarter 2026 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, which offers low-cost online general education-level courses that are ACE-recommended for college credit; 2) U.S. Higher Education, including Capella University and Strayer University, each institutionally accredited, and collectively offering flexible and affordable associate, bachelor’s, master’s, and doctoral programs; and 3) Australia/New Zealand, comprised primarily of Torrens University. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements
This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

•the pace of student enrollment;
•Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
•legislation and other actions by the U.S. Congress, actions by the current administration, rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to Title IV programs, Department of Education staffing levels, borrower defense to repayment applications, gainful employment or similar measures, 90/10, increased focus by governmental entities on for-profit education institutions, and including actions by governmental entities in Australia and New Zealand;
•competitive factors;
•risks associated with the opening of new campuses;
•risks associated with the offering of new educational programs and adapting to other changes;
•risks associated with the acquisition of other businesses, including existing educational institutions;
•risks relating to the timing of regulatory approvals;
•Strategic Education’s ability to implement its growth strategy;
•risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;

•risks associated with cybersecurity incidents, including but not limited to reputational risks and possible liability under U.S. state and federal privacy statutes and legal actions;
•risks associated with the use of artificial intelligence and related tools;
•general economic and market conditions; and
•additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

For more information contact:

Terese Wilke
Senior Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2026	2025	2026
Revenues	$321,471	$337,264	$625,061	$643,192
Costs and expenses:
Instructional and support costs	166,153	177,872	324,439	332,643
General and administration	106,775	106,447	210,371	214,417
Restructuring costs	2,783	2,465	4,697	4,567
Total costs and expenses	275,711	286,784	539,507	551,627
Income from operations	45,760	50,480	85,554	91,565
Other income (expense)	(315)	1,351	1,896	2,556
Income before income taxes	45,445	51,831	87,450	94,121
Provision for income taxes	13,114	14,672	25,375	24,153
Net income	$32,331	$37,159	$62,075	$69,968
Earnings per share:
Basic	$1.41	$1.74	$2.69	$3.25
Diluted	$1.37	$1.71	$2.61	$3.19
Weighted average shares outstanding:
Basic	22,906	21,381	23,113	21,501
Diluted	23,516	21,736	23,790	21,954

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2025	June 30, 2026
ASSETS
Current assets:
Cash and cash equivalents	$140,757	$123,755
Marketable securities	7,297	4,997
Tuition receivable, net	78,202	100,858
Income taxes receivable	2,511	4,772
Other current assets	49,090	55,738
Total current assets	277,857	290,120
Property and equipment, net	107,373	109,994
Right-of-use lease assets	91,140	86,575
Marketable securities, non-current	5,000	5,000
Intangible assets	249,243	250,782
Goodwill	1,242,413	1,258,536
Other assets	65,514	67,855
Total assets	$2,038,540	$2,068,862

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$105,791	$117,169
Contract liabilities	96,247	133,005
Lease liabilities	15,905	14,624
Total current liabilities	217,943	264,798
Deferred income tax liabilities	35,835	33,530
Lease liabilities, non-current	93,216	92,089
Other long-term liabilities	45,140	44,861
Total liabilities	392,134	435,278
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 22,968,860 and 22,208,559 shares issued and outstanding at December 31, 2025 and June 30, 2026, respectively	230	222
Additional paid-in capital	1,436,795	1,377,637
Accumulated other comprehensive loss	(46,115)	(27,528)
Retained earnings	255,496	283,253
Total stockholders’ equity	1,646,406	1,633,584
Total liabilities and stockholders’ equity	$2,038,540	$2,068,862

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the six months ended June 30,
	2025	2026
Cash flows from operating activities:
Net income	$62,075	$69,968
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on early termination of operating leases	—	(190)
Amortization of deferred financing costs	212	212
Amortization of investment discount/premium	(140)	(5)
Depreciation and amortization	23,198	22,121
Deferred income taxes	(4)	(2,781)
Stock-based compensation	11,327	10,259
Impairment of right-of-use lease assets	802	338
Changes in assets and liabilities:
Tuition receivable, net	(20,398)	(23,548)
Other assets	(13,007)	(5,359)
Accounts payable and accrued expenses	(3,643)	12,833
Income taxes payable and income taxes receivable	(3,785)	(2,278)
Contract liabilities	44,861	37,275
Other liabilities	(2,634)	(2,295)
Net cash provided by operating activities	98,864	116,550

Cash flows from investing activities:
Purchases of property and equipment	(21,151)	(24,198)
Purchases of marketable securities	(25,804)	(5,802)
Proceeds from marketable securities	42,575	8,306
Proceeds from other investments	—	29
Other investments	(231)	(138)
Cash paid for acquisition, net of cash acquired	(16)	—
Other investing activities	—	(71)
Net cash used in investing activities	(4,627)	(21,874)

Cash flows from financing activities:
Common dividends paid	(29,215)	(26,924)
Net payments for stock awards	(9,182)	(12,504)
Repurchase of common stock	(60,032)	(72,745)
Net cash used in financing activities	(98,429)	(112,173)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,519	132
Net decrease in cash, cash equivalents, and restricted cash	(1,673)	(17,365)
Cash, cash equivalents, and restricted cash — beginning of period	146,656	149,511
Cash, cash equivalents, and restricted cash — end of period	$144,983	$132,146

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2026	2025	2026
Revenues:
U.S. Higher Education	$215,635	$220,526	$436,643	$433,117
Australia/New Zealand	69,144	74,384	117,404	126,204
Education Technology Services	36,692	42,354	71,014	83,871
Consolidated revenues	$321,471	$337,264	$625,061	$643,192
Income (loss) from operations:
U.S. Higher Education	$20,759	$32,375	$50,715	$57,877
Australia/New Zealand	12,756	1,002	10,660	(1,005)
Education Technology Services	15,028	19,568	28,876	39,260
Restructuring costs	(2,783)	(2,465)	(4,697)	(4,567)
Consolidated income from operations	$45,760	$50,480	$85,554	$91,565

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Adjusted Diluted Earnings Per Share (EPS), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA, and Free Cash Flow. We define Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (2) income/loss recognized from the Company’s investments in partnership interests and other investments, and (3) discrete tax adjustments utilizing an adjusted effective income tax rate of 29.0% for both the three months ended June 30, 2025 and 2026. To illustrate currency impacts to operating results, Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended June 30, 2026 are also presented on a constant currency basis utilizing an exchange rate of 0.64 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2025. We define EBITDA as net income before other income (expense), the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (1) above. We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended June 30, 2025 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Loss from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Total costs and expenses	$275,711	$(2,783)	$—	$—	$272,928
Income from operations	$45,760	$2,783	$—	$—	$48,543
Operating margin	14.2%				15.1%
Income before income taxes	$45,445	$2,783	$2,259	$—	$50,487
Net income	$32,331	$2,783	$2,259	$(1,527)	$35,846

Earnings per share:
Diluted	$1.37				$1.52
Weighted average shares outstanding:
Diluted	23,516				23,516

		For the three months ended June 30, 2026 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Income from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Total costs and expenses	$286,784	$(2,465)	$—	$—	$284,319
Income from operations	$50,480	$2,465	$—	$—	$52,945
Operating margin	15.0%				15.7%
Income before income taxes	$51,831	$2,465	$(311)	$—	$53,985
Net income	$37,159	$2,465	$(311)	$(984)	$38,329

Earnings per share:
Diluted	$1.71				$1.76
Weighted average shares outstanding:
Diluted	21,736				21,736
(1)Reflects severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.
(2)Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(3)Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing an adjusted effective income tax rate of 29.0% for both the three months ended June 30, 2025 and 2026.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Q2 2026 AS ADJUSTED WITH CONSTANT CURRENCY
(in thousands, except per share data)

	As Reported (GAAP)	Non-GAAP adjustments(1)	Constant currency adjustment(2)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$337,264	$—	$(7,026)	$330,238
Total costs and expenses	$286,784	$(2,465)	$(6,821)	$277,498
Income from operations	$50,480	$2,465	$(205)	$52,740
Operating margin	15.0%			16.0%
Income before income taxes	$51,831	$2,154	$(225)	$53,760
Net income	$37,159	$1,170	$(159)	$38,170

Earnings per share:
Diluted	$1.71			$1.76
Weighted average shares outstanding:
Diluted	21,736			21,736
(1)Reflects non-GAAP adjustments related to restructuring costs, income/loss from other investments, and tax adjustments as described further in the Unaudited Reconciliation of Non-GAAP Financial Measures table above.
(2)Reflects an adjustment to translate foreign currency results after the non-GAAP adjustments for the three months ended June 30, 2026 at a constant exchange rate of 0.64 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2025.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2026	2025	2026
Revenues:
U.S. Higher Education	$215,635	$220,526	$436,643	$433,117
Australia/New Zealand	69,144	74,384	117,404	126,204
Education Technology Services	36,692	42,354	71,014	83,871
Consolidated revenues	$321,471	$337,264	$625,061	$643,192

Income (loss) from operations:
U.S. Higher Education	$20,759	$32,375	$50,715	$57,877
Australia/New Zealand	12,756	1,002	10,660	(1,005)
Education Technology Services	15,028	19,568	28,876	39,260
Restructuring costs	(2,783)	(2,465)	(4,697)	(4,567)
Consolidated income from operations	45,760	50,480	85,554	91,565

Adjustments to consolidated income from operations:
Restructuring costs	2,783	2,465	4,697	4,567
Total adjustments to consolidated income from operations	2,783	2,465	4,697	4,567

Adjusted income (loss) from operations by segment:
U.S. Higher Education	20,759	32,375	50,715	57,877
Australia/New Zealand	12,756	1,002	10,660	(1,005)
Education Technology Services	15,028	19,568	28,876	39,260
Total adjusted income from operations	$48,543	$52,945	$90,251	$96,132

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
EBITDA AND ADJUSTED EBITDA
(in thousands)

	For the three months ended June 30,
	2025	2026
Net income	$32,331	$37,159
Provision for income taxes	13,114	14,672
Other (income) expense	315	(1,351)
Depreciation and amortization	12,003	11,195
EBITDA (1)	57,763	61,675
Stock-based compensation	5,856	4,873
Restructuring costs (2)	2,089	2,176
Cloud computing amortization (3)	2,566	2,959
Adjusted EBITDA (1)	$68,274	$71,683
(1)Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)Reflects severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $0.7 million and $0.3 million of depreciation and amortization expense for the three months ended June 30, 2025 and 2026, respectively.
(3)Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(in thousands)

	For the six months ended June 30,
	2025	2026
Net cash provided by operating activities	$98,864	$116,550
Purchases of property and equipment	(21,151)	(24,198)
Free cash flow (1)	$77,713	$92,352
(1)Denotes a non-GAAP financial measure. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.